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                                                                  Exhibit 10.33

$5,500,000.00                   Houston, Texas                    June 26, 2002

         SCALABLE SOFTWARE, INC., a Delaware corporation (hereinafter called "Maker") jointly and severally, For Value Received, promises and agrees to pay as herein provided, unto the order of NEON SYSTEMS, INC., a Delaware corporation (hereinafter called "Payee"), at its offices at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, in lawful money of the United States of America the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000.00), or so much thereof evidenced hereby and/or advanced hereunder in multiple advances pursuant to the terms hereof, together with interest on the unpaid principal balance outstanding from time to time hereon computed from the "Option Term Expiration Date" (as hereinafter defined) until maturity at a varying interest rate per annum which is two percent (2%) per annum (hereinafter called the "Margin Percentage") above the "Prime Rate" (as hereinafter defined), but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the "Highest Lawful Rate"), with adjustments in such varying rate to be made on the same date as any change in the Prime Rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate. Interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. Certain capitalized terms used herein as definitions are defined herein beginning on page three of this note.

         ALL PAST due principal and interest shall bear interest until paid at a varying rate per annum, which is two percent (2%) per annum plus the Margin Percentage plus the Prime Rate (but in no event to exceed the Highest Lawful
Rate). The amount of interest to accrue at the rate specified in the preceding sentence, having due consideration for the period during which such rate is in effect, shall be calculated in accordance with the provisions of the immediately preceding paragraph of this note, except that for such purpose the references to the "Margin Percentage" shall be deemed to be references to two percent (2%) per annum in excess of the Margin Percentage.

         PRINCIPAL OF this note has been or shall be advanced to Maker by Payee for the following purposes, upon Maker's satisfaction of each of the "Conditions for Advance" (as hereinafter defined):

                  (a) $48,914 of this note shall be advanced to pay unpaid interest accrued on the Existing Note during the last quarter of 2001;

                  (b) advances to pay invoices for fees accruing under that certain Services Agreement dated as of March 31, 2002, between Maker and Payee;

                  (c) monthly advances of $450,000 each (or the remaining principal balance of this note if less than $450,000). Notwithstanding the foregoing, Maker and Payee agree that the first such monthly advance may be in an amount greater than $450,000 subject

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         to, in addition to all Conditions for Advance, approval by the board of directors of Maker, to cover severance payments and repayment of certain outstanding indebtedness of Maker to Silicon Valley Bank.

                  (d) other advances, including the $200,000 advance requested by Maker for payroll and working capital in April of 2002.

         IN NO EVENT shall advances be made under this note that shall cause the maximum amount of principal outstanding to exceed $5,500,000. Once repaid, advances may not be reborrowed.

         THE UNPAID PRINCIPAL BALANCE of this note at any time shall be the total amounts lent or advanced hereunder by the holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Maker. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owning hereunder; but notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this note subsequent to each occurrence. All loans or advances and all payments or prepayments made hereunder on account of principal or interest may be endorsed by the holder hereof on the Schedule attached hereto and made a part hereof for all purposes; provided that any failure to make any such endorsement shall not affect the obligations of Maker under this note. Additional Schedule pages may be attached hereto from time to time by the holder hereof if more space is necessary. In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified, Maker covenants and agrees to pay the excess principal amount forthwith upon demand; such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the other terms of this note and shall bear interest at the rates hereinabove stated.

         ALL PRINCIPAL and accrued and unpaid interest on this note shall be due and payable on June 26, 2005.

         PAYMENT of this note before maturity may be made at any time or from time to time, in whole or in part, without penalty or premium. Any such payment shall be applied first to accrued interest and secondly to principal.

         IF ANY PAYMENT of principal or interest on this note shall become due on a day that is not a day on which commercial banks are open for business in the State of Texas, such payment shall be made on the next succeeding day on which commercial banks are open for business in the State of Texas, unless the effect of such extension would be to carry the payment over to the next calendar month, in which event such payment shall be due on the preceding day on which commercial banks are open for business in the State of Texas, and any such extension or reduction of time shall in such case be included in computing interest in connection with such payment.

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         IF AN EVENT OF DEFAULT (as hereinafter defined) occurs which is continuing, the owner and holder of this note may, without notice or demand (both of which are expressly waived by Maker), declare all sums owing hereon at once due and payable. If default is made in the payment of this note at maturity (regardless of how its maturity may be brought about), and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees and is also to pay to the owner and holder of this note a reasonable amount as attorney's or collection fees.

         MAKER REPRESENTS and warrants to Payee that (a) the execution, delivery and performance of this note, the Security Agreement (as hereinafter defined) and any other instrument or document executed in connection with or as security for this note, are within Maker's powers, and will not contravene any law or any agreement or undertaking to which it is a party or by which it is bound, (b) this note is a legal, binding obligation of Maker, enforceable against Maker in accordance with its terms, (c) there are no claims pending, or to Maker's knowledge threatened, which, if adversely determined, would have a material adverse effect on the financial condition of Maker, and (d) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by Maker of this note, the Security Agreement and any other instrument or document executed in connection with or as security for this note.

         MAKER AGREES with Payee that, so long as any amount, whether principal or interest, remains unpaid on this note, Maker (a) will not sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets, or enter into any agreement (verbal or written) to do so, other than as contemplated by the Agreement and Plan or Merger or in any other agreement permitted in the Agreement and Plan of Merger; (b) will deliver to Payee the Budget (hereinafter defined) for each quarter during the term of this note within the first five days of such quarter; (c) will deliver to Payee (i) as soon as available and in any event within 30 days after the end of each calendar month (or with the delivery of each Request for Advance if sooner) the income statement of Maker for the immediately preceding calendar month and for the period from the beginning of the respective calendar year to the end of such month, and (ii) the balance sheet of Maker as of the end of the immediately preceding calendar month, (d) will deliver to Payee a duly executed and completed original counterpart of the Security Agreement, and (e) shall perform, observe and comply with all covenants, agreements and terms contained in the Agreement and Plan of Merger required to be performed, observed or complied with by it.

         MAKER, co-makers, signers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; and are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or

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omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

         IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker); and (ii) in the event that maturity of this note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on this note (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker).

         AS USED in this note, the following terms shall have the respective meanings indicated below:

                  "Agreement and Plan of Merger" means that certain Agreement
                   ----------------------------
         and Plan of Merger dated June 26, 2002, between Maker, Payee and certain stockholders of Maker, as the same may be amended, supplemented or modified from time to time.

                  "Budget" means the Maker's quarterly estimated revenue,
                   ------
         expenses, head count and any other such items to which the parties to this note shall agree.

                  "Change of Control" means any change in the ownership of 50%
                   -----------------
         or more of the shares of stock of Maker or voting power of such stock (other than among the current shareholders of Maker on the date hereof).

                  "Conditions for Advance" means, for each advance of principal
                   ----------------------
         under this note, the following conditions precedent, each of which shall be in form and substance satisfactory to Maker:

                  (a) no Event of Default shall have occurred that is continuing;

                  (b) receipt by Payee of a duly completed and executed Request for Advance;

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                  (c)      Payee shall have approved the use of proceeds from
         such advance; and

                  (d) With respect to advances made pursuant to clause (d) of the third full paragraph of this note, Maker shall have certified to Payee that at the time of the request for such advance, the balance of uncommitted receivables owed to Maker and pledged to Payee is equal to or greater than the amount of such requested advance.

                  "Event of Default" each of the following shall constitute and
                   ----------------
         be deemed an "Event of Default":

                  (a) Maker shall fail to pay this note, whether principal or interest, when due.

                  (b) Any representation or warranty made or deemed made by Maker or any of its respective officers in any certificate, report, notice, or financial statement furnished at any time in connection with this note, the Security Agreement or any other instrument or document executed in connection with or as security for this note shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) Maker shall fail to perform, observe, or comply with any covenant, agreement or term contained in this note, for a period of five (5) days following the date on which Payee gives Make notice of such failure.

                  (d) Maker shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

                  (f) Maker shall fail to pay when due any amount owing on any of its other debt (including, without limitation, debt under the Subordinated Note), or the maturity of any such debt shall have been accelerated, or any such debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or

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          holders of such debt or any person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                  (g) This note, the Security Agreement, or any other instrument or document executed by Maker in connection with or as security for this note shall at any time and for any reason cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Maker, or Maker shall deny that it has any further liability or obligation hereunder prior to payment in full of all obligations hereunder, or the security interest created by the Security Agreement shall cease to be a first priority security interest, or a default shall have occurred under the Security Agreement, subject to applicable grace periods.

                  (h)      A Change of Control shall occur.

                  (i) One of the following shall occur: 1) the Maker shall approve or resolve to approve any Acquisition Proposal; or 2) the consummation of any Acquisition Proposal.

                  "Option" means the option granted by Maker to Payee under the
                   ------
         terms and conditions of the Agreement and Plan of Merger.

                  "Option Term Expiration Date" means the date which is two (2)
                   ---------------------------
         years after the date of the Agreement and Plan of Merger.

                  "Prime Rate" means the variable rate of interest per annum
                   ----------
         established by JPMorgan Chase Bank from time to time as its prime rate which shall vary from time to time. Such rate is set by JPMorgan Chase Bank as a general reference rate of interest, taking into account such factors as JPMorgan Chase Bank may deem appropriate, it being understood that many of JPMorgan Chase Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that JPMorgan Chase Bank may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "Request for Advance" means, for each advance hereunder, an
                   -------------------
         advance written notice to Payee, which in each case shall be irrevocable from Maker, to be received by Payee no later that 11:00 a.m. Houston, Texas time _____ Business Days prior to the date such advance is to be made, substantially in the form of Exhibit A attached hereto and completed to Payee's reasonable satisfaction.

                  "Security Agreement" means the Security Agreement dated of
                   ------------------
         even date herewith, executed by Maker for the benefit of Payee, covering all of Maker's intellectual property, including, without limitation, all of Maker's rights, titles and interests in and to the software product known as "Survey," and a portion of Maker's uncommitted receivables equal at all times equal in value to the aggregate principal amount of all outstanding advances under this note made pursuant to clause (d) of the third full

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         paragraph of this note, as the same may be amended, supplemented or modified from time to time.

                  "Subordinated Note" means that certain promissory note dated
                   -----------------
         of even date herewith, in the original principal amount of $3,500,000 executed by Maker and payable to the order of Payee as therein provided, together with any and all renewals, extensions for any period, rearrangements or modifications thereof.

         THIS NOTE AND THE SECURITY AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN MAKER AND PAYEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NOT ORAL AGREEMENT BETWEEN MAKER AND PAYEE.

MAKER:                        SCALABLE SOFTWARE, INC.

                              By:     __________________________________________
                              Name:   __________________________________________
                              Title:  __________________________________________

PAYEE:                        NEON SYSTEMS, INC.

                              By:     __________________________________________
                              Name:   __________________________________________
                              Title:  __________________________________________

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                                    EXHIBIT A

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                                                   SCHEDULE
                                                      OF
                                ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST
                                -----------------------------------------------

                                                                                Unpaid
                                       Amount of                               Principal
                     Amount of      Principal Paid          Amount of           Balance           Notation
   Date               Advance         or Prepaid          Interest Paid         of Loan           Made By
   ----               -------         ----------          -------------         -------           -------

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

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